U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 17, 2005
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or otherjurisdiction of incorporation)	(Commission file number)	(I.R.S employer identification number)
Pier 1, Bay 1, San Francisco, California 94111
(Address of principal executive offices) (Zip code)
415-394-9000
(Registrants’ telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 17, 2005, we entered into a Separation Agreement and Release of All Claims with David S. Fries, our executive vice president, strategic initiatives and corporate affairs.
Pursuant to this separation agreement, we will pay Mr. Fries his current base salary through December 31, 2005 with his base salary from October 1, 2005 through December 31, 2005 being paid on October 1, 2005. Unless he is in default under this agreement, we will pay Mr. Fries a prorated target bonus in the amount of $218,041 less all applicable deductions. We will also continue Mr. Fries’ full health benefits through December 31, 2006 (or until a successor employer provides him with substantially similar health benefits). We will continue certain other benefits, including our matching contributions to his 401(k) plan through December 31, 2005. A portion of Mr. Fries’ shares of currently unvested restricted stock (totaling 20,025 shares) and a portion of his currently unvested options to purchase shares of our common stock (totaling options to purchase 38,476 shares) will vest immediately on October 1, 2005, pursuant to this separation agreement. His remaining unvested shares of restricted stock and options shall be forfeited on October 1, 2005, unless a change of control occurs under the Change of Control Agreement, dated December 9, 2004, by and between us and Mr. Fries.
In addition, under this separation agreement, if we enter into a binding agreement prior to December 31, 2005, involving our sale or any other change of control, and it is ultimately consummated, then Mr. Fries is entitled to all benefits under his change of control agreement with us, except that any such amount will be reduced by any bonus paid pursuant to the provisions described in the preceding paragraph.
Effective as of August 31, 2005, under his separation agreement, Mr. Fries will also resign his positions as one of our executive officers and as an officer and/or director of our affiliates and subsidiaries, as applicable.
This separation agreement also subjects Mr. Fries to certain non-competition provisions until October 1, 2006, non-solicitation provisions until October 1, 2007 and confidentiality provisions prior to and after October 1, 2005. Generally, such provisions restrict Mr. Fries’ ability to compete with us, to solicit our employees, and to disclose our confidential information.
In return for the payments and benefits provided by this separation agreement, Mr. Fries will provide certain advisory services to us until October 1, 2005 and releases us from all claims regarding his employment or termination of employment up to August 17, 2005.
ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits:

Exhibit Number	Description

10.1	Separation Agreement and Release of All Claims, dated August 17, 2005, by and between AMB Property Corporation and David S. Fries.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: August 17, 2005	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

Exhibits

Exhibit Number	Description

10.1	Separation Agreement and Release of All Claims, dated August 17, 2005, by and between AMB Property Corporation and David S. Fries.